Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-273539 and No. 333-282062) on Form F-3 and the registration statement (No. 333-261757) on Form S-8 of our report dated March 31, 2025, with respect to the consolidated financial statements of GDEV Inc.

/s/ KPMG Certified Auditors S.A.

Athens, Greece
March 31, 2025

KPMG Certified Auditors S.A., a Greek Societe Anonyme and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

Accountants GCR 000541301000
Document classification: KPMG Confidential